Exhibit 99.1

Microbot Medical Inc. Announces Research Collaboration Agreement with Washington University School of Medicine, a Leading Academic Institution to Evaluate a Revolutionary Self-Cleaning Shunt Device Designed to Prevent Obstruction in Cerebrospinal Fluid Catheters

Studies to be Administered by Recognized Experts in the Field of Hydrocephalus

Company Expects the Studies to be Completed in 2018

Hingham, MA – January 30, 2017 – Microbot Medical Inc. (Nasdaq CM: MBOT), a medical device company specializing in the design and development of transformational micro-robotic medical technologies, announced today that it has entered into a research collaboration agreement with Washington University School of Medicine, a leading academic institution based in St. Louis, MO to determine the safety and effectiveness of the Microbot Medical self-cleaning shunt (SCS), a device which is designed to prevent obstruction in the cerebrospinal fluid (CSF) catheters implanted in the ventricle of the brain of patients who suffer from hydrocephalus or Normal Pressure Hydrocephalus (NPH).

Hydrocephalus is a condition which causes an excessive accumulation of fluid in the brain and effects one out of every 500 infants born in the United States alone every year while NPH is a condition that typically develops over time and effects the elderly population. The primary objective of these pre-clinical studies is to determine the safety and effectiveness of the Company’s SCS device to prevent obstruction in CSF catheters in clinically relevant in vivo studies.

The principal investigators (PI) for the studies are James Patterson McAllister, PhD, a Professor of Neurology at Washington University School of Medicine and St. Louis Children’s Hospital, and David D. Limbrick, Jr., MD, PhD, Professor and Chief of Pediatric Neurosurgery at St. Louis Children’s Hospital. Dr. McAllister is a leading authority in the field of research aimed at identifying clinical treatments for hydrocephalus, and for the last 30 years his laboratory has maintained a comprehensive interdisciplinary translational research program whose ultimate goal is to improve clinical treatments for hydrocephalus. Dr. Limbrick focuses on treating children with neurological diseases, including hydrocephalus, and he has been recognized on The Best Doctors in America list.

“I can attest to the fact that surgical interventions for the treatment of hydrocephalus have not improved outcomes as much as expected and the major obstacle to progress is the failure to prevent shunt obstruction. The studies we will be conducting with Microbot Medical are specifically intended to develop and test new approaches to solve this problem,” commented Dr. McAllister. “Our research group at Washington University is well positioned to partner with Microbot Medical in this endeavor as we have become one of the main hydrocephalus clinical and experimental research centers in the world.”

Concurrently, Carolyn Harris, PhD at Wayne State University (WSU) in Detroit, will run an in vitro study of the Company’s SCS device. The main objective of this study is to test and finalize the design of Microbot’s SCS, using Dr. Harris’ bio-reactor system that mimics human brain tissue three-dimensionally. Dr. Harris is nationally and internationally recognized as an expert in hydrocephalus due to her comprehension of the pathophysiology of the disorder and her investigation into shunt obstruction and shunt infection utilizing unique model systems. The Harris laboratory studies hydrocephalus with a prudent focus on bioengineering strategies that could improve treatment.

“This is an exciting development milestone in continuing our efforts and progression to validate the safety and effectiveness of our self-cleaning shunt device,” commented Harel Gadot, CEO, President and Chairman. “We are addressing a large unmet need in this market and our collaboration with these leading academic institutions will allow us to validate our technology, and as such will allow us to transform any technology currently on the market, a market which really has not seen any major advancements since the 1950’s. The study is being administered by some of the leading hydrocephalus clinicians and scientists in the world and we look forward to sharing the findings as we seek to improve and extend the quality of life for those suffering from hydrocephalus and normal pressure hydrocephalus.”

About Microbot Medical, Inc.

Microbot was founded in 2010 and became a NASDAQ listed company on November 28, 2016. The Company specializes in transformational micro-robotic medical technologies leveraging the natural and artificial lumens within the human body. Microbot’s current platforms, ViRob and TipCAT, are comprised of two highly advanced micro-robotic technologies, from which the Company is currently developing its first two product candidates: the Self Cleaning Shunt, or SCS, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures. Further information about Microbot Medical is available at http://www.microbotmedical.com.

The ViRob technology is a revolutionary autonomous crawling micro-robot which can be controlled remotely or within the body. Its miniature dimensions allow it to navigate and crawl in different spaces within the human body, including blood vessels, the digestive tract and the respiratory system. Its unique structure gives it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time. To learn more about ViRob please visit http://www.microbotmedical.com/technology/virob/.

TipCAT is a transformational self-propelled, flexible, and semi-disposable endoscope providing see & treat capabilities within tubular lumens in the human body such as the colon, blood vessels, and the urinary tract. Its locomotion mechanism is perfectly suitable to navigate and crawl through natural & artificial tubular lumens, applying the minimal necessary pressure to achieve the adequate friction required for gentle, fast, and safe advancement within the human body. To learn more about TipCAT visit http://www.microbotmedical.com/technology/tipcat/.

About Washington University School of Medicine

Washington University School of Medicine’s 2,100 employed and volunteer faculty physicians also are the medical staff of Barnes-Jewish and St. Louis Children’s hospitals. The School of Medicine is one of the leading medical research, teaching and patient-care institutions in the nation, currently ranked sixth in the nation by U.S. News & World Report. Through its affiliations with Barnes-Jewish and St. Louis Children’s hospitals, the School of Medicine is linked to BJC HealthCare.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contacts:

EVC Group

Michael Polyviou/Doug Sherk - Investors

mpolyviou@evcgroup.com; dsherk@evcgroup.com

212-850-6020; 415-652-9100

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